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                                   Exhibit 22

                           Subsidiaries of Registrant


                                                            Percent of Capital
                                                              Stock Owned At
         Name                       Location                December 31, 1998
-----------------------       --------------------       ----------------------

Blackhawk State Bank            Beloit, Wisconsin                  100%
(Wisconsin - chartered
Commercial Bank)